Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Astoria Financial Corporation:

We consent to the incorporation by reference in the Registration Statements of Astoria Financial Corporation on Form S-8 (Nos. 333-113745, 333-113785, 333-130544, 333-147580 and 333-170874), Form S-4 (Nos. 333-29901, 333-58897, 333-30792 and 333-101694) and Form S-3 (Nos. 333-166957 and 333-182041) of our reports dated February 27, 2013 with respect to (i) the consolidated statements of financial condition of Astoria Financial Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and (ii) the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 10-K of Astoria Financial Corporation.

/s/ KPMG LLP

New York, New York

February 27, 2013